DOCUMENT FILED
                                                              LOS ANGELES COUNTY
                                                                      APR 9 1971
                                                          OFFICE OF COUNTY CLERK
                                                                CORPORATION DIV.
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  ALTIUS CORP.


         ROBERT W. SCHILLINGER and ANN SIGNETT Certify:

     1. That they are the president and the secretary, respectively, of ALTIUS CORP., a California corporation.

     2. That at a meeting of the board of directors of said corporation duly held at San Fernando, California, on January 4, 1971, the following resolution was adopted:

         WHEREAS, it is deemed by the Board of Directors of this corporation to be to its best interests and to the best interests of the stockholders of this corporation that its Articles of Incorporation be amended an hereinafter provided,

         NOW, THEREFORE BE IT RESOLVED, that Article FIFTH of said Articles of Incorporation be amended to read in its entirety as follows:

         "FIFTH: This corporation is authorized to issue two classes of shares of stock, to wit, common stock and preferred stock. The total number of shares of common stock shall be 2,000,000; the aggregate par value of said shares of common stock shall be $1,000,000.00, and the par value of each of said shares shall be $.50. The total number of shares of preferred stock shall be 2,000,000; the aggregate par value of said shares of preferred stock shall be $1,000,000.00, and the par value of each of said shares shall be $5.00. The total number of all authorized shares shall be 2,200,000; and the aggregate par value of all shares having a par value is $2,000,000.00.

         "The preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holders thereof are as follows:

         "The preferred shares shall be 6% convertible preferred, convertible at any time at the option of shareholders into common stock at the conversion rate of one (1) preferred share for one (1) common share but without adjustment for dividends. Shareholders' right of conversion shall continue for five (5) days after the notice of redemption. Preferred shares shall be callable for redemption by the company, at any time at $5.50 per share. Preferred shares shall be entitled to dividends at the rate of 30 cents per share annually and no more, cumulative and before payment of any cash dividends on common shares.

         "In any fiscal year in which the aforesaid dividend has been declared and set aside for, or paid to, the preferred shares, the Board of Directors may declare and set aside for, or pay to, the common shares out of any funds legally available for the payment thereof dividends to be determined by said board.

                                     3.1 - 1

         "The conversion rate shall be protected against dilution in that the number of shares of common stock for which preferred shares may be exchanged shall be increased pro rata for any stock dividend or stock split declared upon the common shares unless a corresponding stock dividend or stock split shall have been declared upon the preferred shares at the same time.

         "In the event of winding up, dissolution or liquidation of the corporation, holders of preferred shares shall be paid the amount of the par value of said shares before any payment or distribution to holders of common shares. All voting rights shall be in the common stock except that the holders of preferred shares, as a class, shall have the right to elect the smallest number of directors that shall constitute a majority of the Board of Directors in the event of failure of the corporation to pay an amount aggregating eight
(8) quarterly dividends whether consecutive or not and to retain such majority until arrears have been raid in full. Shares both preferred and common shall be fully paid and non-assessable and without preemptive rights when issued.

         Upon the effective date of this Amendment each outstanding share of the par value of $10.00 shall be re-classified and converted into twenty shares of common stock Of $.50 par value.

                            PROCEDURE FOR REDEMPTION

         "(A,) This corporation, at the Option of the Board of Directors, may redeem the whole or from time to time may redeem any part of the preferred shares at any time by paying in cash therefor $5.50 per share and, in addition thereto, an amount in cash equal to all dividends on preferred shares unpaid and accumulated to the date fixed for redemption whether owed or declared or not, to and including the date fixed for redemption.

Such sum, being hereinafter sometimes referred to as the "redemption price."

         "In case of the redemption of a part only of the outstanding shares, this corporation shall designate by lot in such manner as the Board of Directors may determine the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the preferred shares at any time outstanding may not be redeemed until all dividends accrued and in arrears upon all preferred shares outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all preferred shares then outstanding, other than the shares to be redeemed shall have been paid or declared and the full amount thereof set apart for payment. At least twenty (20) days previous notice by mail, postage prepaid, shall be given to the holders of record of the preferred shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the corporation.

         "On or after the date fixed for redemption and stated in such notice each holder of preferred shares called for redemption shall surrender his certificate evidencing such shares to this corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price.

         "In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the

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




unredeemed shares. If such notice of redemption shall have been duly given and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any preferred shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith, after such date, cease and terminate except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

         "If on or prior to any date fixed for redemption of preferred shares, this corporation deposits with any bank or trust company in the City of Los Angeles, State of California, as a trust fund, a sum sufficient to redeem on the date fixed for redemption thereof, the shares called for redemption with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof, if such notice shall not previously have been given by this corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption.

         "The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit, the shares shall he deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no right with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore and the right to convert said shares as provided herein at any time up to but not after the close of business on the 5th day following the date of notice of redemption of such shares. Any money so deposited on account of the redemption price of preferred shares converted subsequent to the making of such deposit shall be repaid to the corporation forthwith upon the conversion of such preferred shares. Any monies deposited by the corporation pursuant to this paragraph and not payable by reason of the conversion of preferred shares shall be repaid to the corporation upon its request expressed in a resolution of its Board of Directors.

                            PROCEDURE FOR CONVERSION

         (B) The preferred shares shall be convertible, at the option of the respective holders thereof, at any time, into fully paid and non-assessable common shares at the conversion rate of one (1) preferred share for one(1) common share but without adjustment for dividends; provided, however, that in case of the redemption of any preferred shares, such right of conversion shall cease and terminate as to the shares called for redemption at the close of business on the 5th day following the date of notice of redemption, unless default shall be made in the payment of the redemption price. The conversion rate shall be protected against dilution in that the number of shares of common stock, for which preferred shares may be exchanged shall be increased pro rata for any stock dividend or stock split declared upon the common shares unless a corresponding stock dividend or stock split shall have been declared upon the

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




preferred shares at the same time. Upon conversion, no payment or adjustment shall be made by the corporation or by any holder of preferred shares surrendered for conversion in respect of dividends, whether declared or paid, on the preferred shares surrendered for conversion or on the common shares issuable upon conversion thereof, and no payment or adjustment shall be made by the corporation on account of dividends accrued or in arrears on the preferred shares surrendered for conversion.

         "Whenever reference is made herein to the issue or sale of common shares, the term "common shares" shall mean any stock of any class of the corporation, other than shares with a fixed limit on dividends and a fixed limit on amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

         "Before any holder of preferred shares shall be entitled to convert the same into common shares, he shall surrender the certificate, or certificates for such preferred shares at the office of the corporation or at the office of any transfer agent for the preferred shares or at such other place, if any, as the Board of Directors shall determine, duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer to the corporation or in blank and accompanied by funds in the amount of any taxes payable in respect of any transfer involved in the issue and deliver of the common shares into which such preferred shares are to be converted in a name other than that in which such preferred shares were registered, and shall give written notice to the corporation at the time and place of such surrender, that he elects so to convert such preferred shares and shall state in writing therein the name or names in which he wishes the certificate or certificates for common shares to be issued. Every such notice of election to convert shall constitute a contract between the holder of said preferred shares and the corporation whereby the holder of such preferred shares shall be deemed to subscribe for the amount of common shares which he shall be entitled to receive upon such conversion and in satisfaction of such subscription to surrender the preferred shares to be converted and to release the corporation from all liability thereunder and thereby the corporation shall be deemed to agree that the amount paid to it for such preferred shares, together with the surrender of the certificate or certificates therefor and the extinguishment of liability thereon, shall constitute full payment of such subscription for common shares to be issued upon such conversion.

         "The corporation shall, as soon as practicable after such deposit of certificates for preferred shares, accompanied by the written notice and the statement above prescribed, issue and deliver at such office to the person for whose account such preferred shares were surrendered or to his nominee or nominees, certificates for the number of full common shares to which he shall be entitled as aforesaid together with a scrip certificate or cash adjustment for any fraction of a share if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the preferred shares to be converted and the person or persons entitled to receive the common shares issuable upon conversion of such preferred shares, shall be treated for all purposes as the record holder or holders of such common shares on such date.

         "(1) In case the corporation at any time or from time to time while any of the preferred shares are outstanding shall issue any of its common shares as a dividend on its common shares or for a consideration in cash or property which

                                     3.1 - 4
is less per share than the conversion price in effect  immediately  prior to the time of such issue or sale, then forthwith upon such issue or sale the conversion price shall be reduced to a price (calculated to the nearest cent)
determined by (a) multiplying the number of common shares outstanding immediately prior to such sale or issue by the conversion price then in effect,
(b) adding to the product so obtained the consideration, if any, received by the corporation upon such issue or sale, and (c) dividing such sum by the total number of common shares outstanding immediately after such issue or sale. For the purposes of this paragraph (B) the number of common shares outstanding at any given time shall include shares in the treasury of the corporation and shares issuable in respect of scrip certificates representing fractional interests in common shares.

         "For the purposes of this subdivision (1), the following provisions also shall be applicable:

         "(i) in case the corporation shall in any manner offer any rights to subscribe for or to purchase common shares, or grant any options for the purchase of common shares at a price per share less than the conversion price in effect immediately prior to the time of the offering of such rights to, or the granting of such options, as the case may be, all common shares which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate cash consideration named in such rights or options for the common shares covered thereby, plus the consideration received by the corporation for such rights or options, shall be deemed to be the consideration actually received by the corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issue or sale of such common shares; provided that no further adjustment of the conversion price shall be made by reason of the actual issuance of common shares upon the exercise of such rights or options; and provided further, that at such time as all rights or options shall have been exercise or shall have expired, (a) the number of common shares deemed to have been issued by reason of the offering of such rights or the granting of such options, but not actually issued, upon the exercise thereof, shall no longer be deemed to be issued and outstanding, and (b) the conversion price shall forthwith be readjusted and shall thereafter be the price which it would have been had adjustment been made on the basis of the number of common shares actually issued upon the exercise of such rights or options and the aggregate consideration actually received by the corporation for such rights or options and for the common shares issued upon the exercise thereof.

         (ii) In case the corporation shall in any manner issue or sell any shares (other than the preferred shares) or obligations directly or indirectly convertible into or exchangeable for common shares, and the price per share for which common shares are deliverable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the corporation as consideration for the issue or sale of such convertible shares or obligations, plus the total minimum amount of premiums, if any, payable to the corporation upon conversion or exchange, by (b) the total maximum number of common shares necessary to effect the conversion or exchange of all such convertible shares or obligations) shall be less than the conversion price in effect immediately prior to the time of such issue or sales then such issue or sale shall be deemed to be

                                     3.1 - 5
an issue or sale (as of the date of such issue or sale of such convertible shares or obligations) of the total maximum number of common shares necessary to effect the conversion or exchange of all sure convertible shares or obligations and the gross amount received or receivable by the corporation in consideration of the issue or sale of such convertible shares or obligations plus the minimum aggregate amount of premiums, if any, payable to the corporation upon conversion or exchange, shall be deemed to be the consideration actually received (as of the date of the issue or sale of such convertible shares or obligations) for the issue or sale of such common shares; provided that no furrier adjustment of the conversion price shall be made by reason of the actual issuance of common shares upon conversion or exchange of such convertible shares or obligations; and provided further, that at such time as all rights of conversion or exchange evidenced by such convertible shares or obligations shall have been exercised or shall have expired, (a) the number of common shares deemed to have been issued by reason of the issuance of such convertible shares or obligations but not actually issued upon conversion or exchange thereof, shall no longer be deemed to be issued and, outstanding, and (b) the conversion price shall forthwith be readjusted and shall thereafter be the price which it would have been had adjustment beat made on the basis of the number of common shares actually issued upon such conversion or exchange and the aggregate consideration actually received by the corporation for such convertible shares or obligations and upon the conversion or exchange thereof.

         (iii) In case any dividends on common shares payable in common shares shall be declared or paid by the corporation, the common shares so issued shall be deemed (but only for the purposes of this paragraph (b)) to have been issued without consideration; and in case at any time the corporation shall declare a cash dividend on its stock of any class and shall substantially contemporaneously therewith, or within thirty (30) days after the date of payment of such dividend give to the holders of its shares of such class the right to subscribe for common shares at a price which will not the corporation in the aggregate substantially the amount of such cash dividend so declared such common shares so issued in respect of any such subscription shall be deemed to have been issued as a stock dividend.

         "(iv) For the purpose of determining the conversion price, the net value of property for which common shares, or rights or options to purchase common shares, or any shares or obligations convertible into or exchangeable for common shares, are issued shall be ascertained by the board of directors of the Corporation in its sole discretion prior to the issuance of such common shares, rights, options or convertible shares or obligations, and its determination of such not value shall be final.

         "(v) In the case of an issue or sale for cash of common shares, or of rights or options to purchase common shares, or of any shares or obligations convertible into or exchangeable for common shares, the consideration received by the corporation therefor shall be deemed (but only for the purposes of this paragraph (B)) to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the corporation for any underwriting of, or otherwise in connection with the issue or sale thereof. In the case of the issue or sale of such securities, rights or options to an underwriter without payment of any commission, then,(for the purposes of this paragraph (B)), the consideration received by the corporation therefor shall be deemed to be the full amount at which such securities, rights or options are initially offered by

                                     3.1 - 5
the underwriter to the public unless the difference between the price of said securities, rights or options to such underwriter and said initial public offering price exceeds 25% of said price to the underwriter, in which the consideration received by the corporation therefor shall be deemed to be said price to the underwriter.

         (vi) If the corporation shall issue, in payment of any dividends upon any preferred shares of the corporation, any common shares, or any rights or options to purchase common shares, or any shares or obligations convertible into or exchangeable for common shares, the corporation shall be deemed to have received therefor a consideration equal to the amount of such dividends so paid.

         "(2) In case the corporation shall at any time issue any common shares in subdivision of outstanding shares by, reclassification or otherwise, the conversion price shall be reduced proportionately, and in like manner in case of any combination of common shares by reclassification or otherwise, the conversion price shall be proportionately increased.

         "(3) In case of any capital reorganization or any reclassification (except a reclassification covered by subdivision (2) above) of the capital stock of the corporation, or in case of the consolidation or merger of the corporation with another corporation, each preferred share shall thereafter be convertible into the number of shares or other securities or property of the corporation or to the successor corporation resulting from such consolidation or merger, as the case may be, to which the common shares of the corporation deliverable upon conversion of such preferred shares would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation or merger, and in any such case appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of preferred shares, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of preferred shares.

         "(4) The conversion price shall be adjusted from time to time as often as may be required under the provisions of subdivisions (1), (2) and (3) of this paragraph (B), irrespective of the amount of change in the conversion price determined as the result of each such adjustment of the conversion price shall be made in accordance with the provisions of said subdivisions. However, for the sole purpose of determining the rate at which preferred shares are at a particular time convertible into common shares, the adjustment or adjustments of the conversion price shall not be taken into account unless or until the conversion price, as adjusted, is at least 25(cent) more or less than the conversion price on the basis of which the then prevailing conversion rate was determined. Whenever the conversion price is adjusted so as to require an adjustment in the conversion rate (but not otherwise) the corporation shall forthwith file in the office of its treasurer and with each transfer agent for common shares and each transfer agent for preferred shares, a statement signed by the president or one of the vice presidents of the corporation and by its treasurer or an assistant treasurer, stating the adjusted conversion price determined as provided in this paragraph (B). Such statement shall show in detail the facts requiring such adjustment (and any prior adjustment or

                                     3.1 - 7
adjustments  not  theretofore  taken into account in determining  the conversion rate), including a statement of the consideration received by the corporation for any additional shares issued or sold or deemed to have been issued or sold. in each such case the corporation shall also forthwith cause a notice, stating the adjustment or adjustments and than adjusted conversion price which is to be used in determining the now conversion rate to be mailed to the respective holders of record of preferred shares.

         "(5)  In case at any time

                  "(i) the corporation shall pay any dividend payable in stock upon its common shares or make any distribution (other than cash dividends) to the holders of its common shares; or

                  "(ii) the corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or any other rights; or

                  (iii)of any capital reorganization or reclassification of the capital stock of the corporation or consolidation or merger of the corporation with another corporation; or

                  "(iv)of the voluntary or involuntary dissolution, liquidation or winding up of the corporation, or sale of all or substantially all of its assets, then and in any one or more of said cases the corporation shall cause at least ten (10) days prior notice to be mailed to each transfer agent for the preferred shares and to the holders of the outstanding preferred shares of the date on which (a) the books of the corporation shall close, or a record be taken, for the determination of holders of comon shares entitled to participate in such stock dividend distribution or subscription rights, or (b) such reclassification, reorganization, consolidation, mergers dissolution, liquidation, winding upon or sale shall take place, as the case may be.

         "(6) The corporation shall at all times reserve and keep available, out of its authorized but unissued common shares, solely for the purpose of affecting the conversion of the preferred shares, and the corporation shall obtain and keep in force such permits or other authorizations as may be required, and shall comply with all requirements as to registration or other qualification, in order to enable the corporation lawfully to issue and deliver, such number of common shares an shall from time to time be sufficient to effect the conversion of all preferred shares from time to time outstanding. The corporation shall from time to time in accordance with the laws of the State of California Increase the authorized amount of its common shares if at any time the number of common shares remaining unissued and available for issuance upon conversion of preferred shares shall not be sufficient to permit conversion of all the then outstanding preferred shares.

         "(7) No fractions of common shares are to be issued upon conversion, but in lieu thereof the corporation may either pay therefor in cash at the conversion price, or may issue non-dividend-bearing and nonvoting scrip

                                     3.1 - 8

(interchangeable in amounts aggregating full shares for stock certificates) in the denomination of 1/100 of a share, or any multiple thereof, in such form, bearer or registered, and expiring after such reasonable time (but not less than two years) as the board of directors may from time to time prescribe prior to the issue thereof. The corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of common shares on conversion of preferred shares pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of comon shares in a name other than that in which the preferred shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

         "(8) Preferred shares converted pursuant to the provisions of this paragraph (B) shall not be reissued and no preferred shares shall be issued in lieu thereof or in exchange therefor.

                 PROCEDURE FOR VOTING FOR PREFERRED SHAREHOLDERS

         "(C) Except as otherwise provided by law or by these Articles of Incorporation, the holders of common shares issued and outstanding shall have and possess the exclusive right to notice of shareholders meetings and exclusive voting rights and powers, and the holders of preferred shares shall not be entitled to notice of any shareholders meeting or to vote upon the election of directors or upon any question effecting the management or affairs of this corporation except where such notice or vote is required by law or by these Articles of Incorporation.

         "If at any time eight (8) or more quarterly dividends (whether consecutive or not) on the preferred shares shall be in default, in whole or in part, the holders of preferred shares as a class shall be entitled to elect the smallest number of directors which will constitute a majority of the authorized number of directors, and the holders of common shares as a class shall be entitled to elect the remaining members of the board of directors. At such time as all dividends accrued an the outstanding preferred shares have been paid or declared and set apart for payment, the rights of the holders of preferred shares to vote an provided in this paragraph (C) shall cease, subject to removal from time to time upon the same terms and conditions.

         "At any time after the voting power to elect a majority of the board of directors shall have become vested in the holders of the preferred shares as provided, in this paragraph (C), the secretary of this corporation may, and upon the request of the record holders of at least ten percent (10%) of the preferred shares then outstanding addressed to him at the principal office of this corporation shall, call a special meeting of the holders of preferred shares and of common shares for the election of directors, to be held at the place and upon the notice provided in the by-laws of the corporation for the holding of annual meetings. If such meeting shall not be so called within ten (10) days after personal service of the request, or within fifteen (15) days after mailing of the same by registered mail within the United States of America, then the record holders of at least ten percent (10%) of the preferred shares then outstanding may designate in writing one of their number to call such meeting and the person

                                     3.1 - 9
so designated may call such meeting at the place and upon the notice above provided, and for that purpose a shall have access to the stock books of the corporation. At any meeting so called or at any annual meeting held while the holders of the preferred shares have the voting power to elect a majority of the board of directors the holders of a majority of the then outstanding preferred shares present in person or by proxy shall be sufficient to constitute a quorum for the election of directors an herein provided. The tems of office of all persons who are directors of the corporation at the time of such meeting shall terminate upon the election at such meeting by the holders of the preferred shares of the number of directors they are entitled to elect, and the persons so elected as directors by the holders of the preferred shares, together with such persons, if any, as may be elected as directors by the holders of the common shares, shall constitute the duly elected directors of this corporation. In the event the holders of the common shares fail to elect the number of directors which they are entitled to elect at such meetings additional directors may be appointed by the directors elected by the holders of preferred shares.

         "Whenever the holders of the preferred shares shall be divested of such voting power as hereinabove in this paragraph (C) provided, the term of office of all persons who are at the time directors of the corporation shall terminate upon the election of their successors by the holders of the common shares.

         "RESOLVED FURTHER: That the Directors of this corporation hereby adopt and approve said Amendment of the Articles of Incorporation that the President or a Vice President and the Secretary or an Assistant Secretary of this corporation be, and they hereby are, authorized and directed to procure the adoption and approval of the foregoing amendment by the vote or written consent of the shareholders of this corporation holding at least two-thirds of the voting power, and thereafter to sign and verity by their oaths and to file a certificate in the form and manner required by Section 3672 of the California Corporation Code, and, in general, do any and all things necessary to effect said amendment in accordance with said Section 3672."

         3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders' written consent, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         4. That the number of shares represented by written consent is 5,300. That the total number of shares entitled to vote on or consent to the amendment is 5,400.



Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

         Executed at Los Angeles, California on this 29th day of January, 1971.

/s/  Robert W. Schillinger
----------------------------
ROBERT W. SCHILLINGER, President

/s/  Ann Signet
----------------------------
ANN SIGNET, Secretary

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